UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with Zip Code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 2, 2008, Artes Medical, Inc. (the “Company”) issued a press release from its Board of Directors (i) informing the Company’s stockholders regarding the actions the Company is requesting its stockholders to consider and approve at the annual meeting of stockholders to be held on October 30, 2008 (the “Annual Meeting”), (ii) discussing and responding to a non-management preliminary proxy statement filed by an individual stockholder, H. Michael Shack, who collectively with the other stockholders listed in his filing own less than 1% of the Company’s outstanding voting stock and explaining why the matters set forth in his filing are not eligible to be voted upon at the Annual Meeting and (iii) discussing the lawsuit the Company recently filed against two of its former officers and directors for, among other things, breach of their contractual obligations to the Company.
     A copy of the press release, including the full text of the letter, is filed with this Form 8-K and attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 2, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 2, 2008

Artes Medical, Inc.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 2, 2008.